                                                                       EXHIBIT 1

                                 FIRST AMENDMENT

                                     TO THE

                      AGREEMENT AND PLAN OF REORGANIZATION

         This is the First Amendment dated as of August 31, 2000 to the Agreement and Plan of Reorganization ("AMENDMENT") by and among Nextel Communications, Inc., a Delaware corporation ("NEXTEL"), Nextel Finance Company, a Delaware corporation ("ACQUISITION SUB"), and Chadmoore Wireless Group, Inc., a Colorado corporation ("CHADMOORE").

         In consideration of the mutual covenants of this Amendment, Nextel, Acquisition Sub and Chadmoore agree as follows:

    1. Terms used in this Amendment, unless otherwise defined herein, are used as defined in the Agreement and Plan of Reorganization dated as of August 21, 2000 by and among Nextel, Acquisition Sub and Chadmoore (the "AGREEMENT").

    2. The first sentence of subsection 1.05(a) of the Agreement is hereby amended to read as follows: "If at the time of the Closing the aggregate value of Channels not Delivered by Chadmoore exceeds $4,800,000, then the value of each Channel that is not Delivered will reduce the Adjusted Enterprise Value by the value of such Channel."

    3. Section 1.06 of the Agreement is hereby amended to read in its entirety as follows:

    SECTION 1.06 ADJUSTMENT FOR NEXTEL FUNDING. Not less than three (3) days prior to the Closing, Chadmoore shall provide Nextel and Lender (as defined in Section 5.04) with (i) written notice as to the aggregate portion of the Advances (as defined in Section 5.04) that Chadmoore will repay to the Lender, on terms reasonably acceptable to the Lender (the "REPAYMENT AMOUNT"); and (ii) a statement (accompanied by reasonable supporting detail) of all fees and interest that Chadmoore has paid to Lender, together with interest accrued through the Closing Date on advances made by Lender to enable Chadmoore to pay such fees and interest (the "LOAN COSTS"). The Advances MINUS the sum of the Repayment Amount PLUS the Loan Costs equals the "Funding Adjustment." The Funding Adjustment shall be subtracted from $160,000,000 (as adjusted pursuant to Section 1.05) to determine the Adjusted Enterprise Value.

    4. Section 5.04 of the Agreement is hereby amended to read in its entirety as follows:

    SECTION 5.04 FUNDING OF CHADMOORE OPERATIONS. On or about the Signing Date but not later than August 25, 2000, Nextel will cause a third-party lender to, or if such arrangements cannot be concluded, cause a wholly owned subsidiary of Nextel (in either case, "LENDER") to provide advances to Chadmoore of up to $5,200,000. From the date hereof until the earlier of (a) the Closing Date, (b) eighteen (18) months from the date hereof, (c) the termination of this Agreement pursuant to Article 9 or (d) the filing by or against Chadmoore of a petition under the U.S. Bankruptcy Code (or similar state law proceeding), on or before the 5th business day of each calendar month beginning September 2000, Chadmoore will submit its request for a cash advance in an amount not to exceed $1.3 million plus any fees or interest then due to Lender or which are reasonably expected to become due within thirty (30) days thereafter, and, not later than five (5) business days after receiving a request for such advance, Lender will advance the requested funds to Chadmoore. Advances made as contemplated by this
Section 5.04 will be evidenced and secured on terms reasonably satisfactory to Lender and subordinated on terms to which GATX Capital Corporation consents. Nextel shall cause Lender to exercise commercially reasonable efforts to document such terms as soon as practicable after the Signing Date. Upon the Closing Date, Nextel will repay to the Lender the Funding Adjustment. If this Agreement is terminated pursuant to Article 9, the aggregate amount of advances made as contemplated by this Section 5.04 (the "ADVANCES") shall become due and payable with interest within 180 days of such termination. Interest will accrue on a daily basis from the date of such termination on the unpaid principal amount outstanding pursuant to this Section 5.04, at a rate per annum equal to the Prime Rate. For purposes of this Agreement, "PRIME RATE"
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means rate of interest per annum publicly announced from time to time by
Barclays Bank PLC, as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

    5. The Agreement is hereby amended to add a new Section 9.03 to read in its entirety as follows:

    SECTION 9.03 TERMINATION FEE. If this Agreement is terminated for any reason by one or both of the parties (other than as a result of a Closing), then notwithstanding any other provision to the contrary contained herein or in any document related to the loan from Lender to Chadmoore, then Acquisition Sub shall pay to Chadmoore an amount equal to the Loan Costs through the date of termination. Payment is due in immediately available funds not more than five
(5) days after Chadmoore provides Nextel and/or Acquisition Sub with a written statement of the amount due, accompanied by reasonable supporting detail.

    6. Except as stated herein the Agreement remains in full force and effect without Amendment. References in the Agreement to the Agreement mean the Agreement as amended by this Amendment.

    7. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.


                                    * * * * *


                  IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first above written.


                                                  NEXTEL COMMUNICATIONS, INC


                                                  By: /s/ MORGAN E. O'BRIEN
                                                      -------------------------
                                                      Title: Vice Chairman


                                                  NEXTEL FINANCE COMPANY


                                                  By: /s/ MORGAN E. O'BRIEN
                                                      -------------------------
                                                      Title: Vice Chairman


                                                  CHADMOORE WIRELESS GROUP, INC.


                                                  By: /s/ ROBERT W. MOORE
                                                      -------------------------
                                                      Title: President

                                SECOND AMENDMENT

                                     TO THE

                      AGREEMENT AND PLAN OF REORGANIZATION

         This is the Second Amendment, dated as of February 20, 2001 ("SECOND AMENDMENT"), to the Agreement and Plan of Reorganization by and among Nextel Communications, Inc., a Delaware corporation ("NEXTEL"), Nextel Finance Company, a Delaware corporation ("ACQUISITION SUB"), and Chadmoore Wireless Group, Inc., a Colorado corporation ("CHADMOORE"), as amended by the First Amendment to the Agreement and Plan of Reorganization, dated as of August 31, 2000 (the "FIRST AMENDMENT").

         In consideration of the mutual covenants of this Second Amendment, Nextel, Acquisition Sub and Chadmoore agree as follows:

         1. Terms used in this Section Amendment, unless otherwise defined herein, are used as defined in the Agreement and Plan of Reorganization dated as of August 21, 2000 by and among Nextel, Acquisition Sub and Chadmoore, as amended by the First Amendment (as so amended, the "AGREEMENT").

         2. The Agreement is hereby further amended to add a new subsection 1.05(c) to read in its entirety as follows:

            (c) A Channel set forth on Schedule 1.05(c) hereto shall be deemed at Closing to have been Delivered if an irrevocable notification of cancellation of the License with respect to such Channel, as indicated on such Schedule (each such Channel so terminated, a "TERMINATED CHANNEL") shall have been filed by Chadmoore with the FCC prior to Closing. In the event of the termination or expiration of this Agreement prior to closing, Acquisition Sub shall within ten (10) days thereafter pay to Chadmoore, by wire transfer of immediately available funds, an amount equal to the aggregate value of all Terminated Channels, as specified on Schedule 1.05(c).

         3. Except as stated herein the Agreement remains in full force and effect without Amendment. References in the Agreement to the Agreement mean the Agreement as amended by this Section Amendment.

         4. This Second Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

                                    * * * * *
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         IN WITNESS WHEREOF, the parties have caused this Second Amendment to be executed as of the date first above written.


                                           NEXTEL COMMUNICATIONS, INC


                                           By: /s/ MORGAN E. O'BRIEN
                                               ---------------------------------
                                               Title: Vice Chairman



                                           NEXTEL FINANCE COMPANY


                                           By: /s/ MORGAN E. O'BRIEN
                                               ---------------------------------
                                               Title: Vice Chairman


                                           CHADMOORE WIRELESS GROUP, INC.


                                           By: /s/ RICK D. RHODES
                                               ---------------------------------
                                               Title: Senior Vice President &
                                                      Chief Regulatory Officer

                                 THIRD AMENDMENT

                                     TO THE

                      AGREEMENT AND PLAN OF REORGANIZATION

         This is the Third Amendment, dated as of June 29, 2001, to the Agreement and Plan of Reorganization (this "AMENDMENT") by and among Nextel Communications, Inc., a Delaware corporation ("NEXTEL"), Nextel Finance Company, a Delaware corporation ("ACQUISITION SUB"), and Chadmoore Wireless Group, Inc., a Colorado corporation ("CHADMOORE").

         In consideration of the mutual covenants of this Amendment, Nextel, Acquisition Sub and Chadmoore agree as follows:

         1. Terms used in this Amendment, unless otherwise defined herein, are used as defined in the Agreement and Plan of Reorganization, dated as of August 21, 2000 and as amended August 31, 2000 and February 20, 2001, by and among Nextel, Acquisition Sub and Chadmoore (together, the "AGREEMENT").

         2. Recital A of the Agreement is hereby amended to delete the number $160,000,000 in the fourth line thereof and insert its place the number $130,000,000.

         3. Section 1.04 of the Agreement is hereby amended to read in its entirety as follows:

         SECTION 1.04 PURCHASE PRICE; ADJUSTMENTS.

         (a) As the purchase price for the Assets, Acquisition Sub will, concurrent with the Closing, assume the Assumed Liabilities and, subject to Subsections 1.04(b), and (c), cause to be issued to Chadmoore that number of Nextel Shares equal to an aggregate of $130,000,000 (subject to adjustment in accordance with Sections 1.05 and 1.06) (as so adjusted, the "ADJUSTED ENTERPRISE VALUE") DIVIDED BY the Nextel Closing Price (the "PURCHASE PRICE").

         (b) If the Nextel Closing Price is less than or equal to $10.00 per share, then, at Nextel's election, but subject to Subsection 1.04(c), Acquisition Sub will cause to be delivered and paid to Chadmoore, concurrent with Closing and in lieu of the Nextel Shares to have been issued pursuant to Subsection 1.04(a), cash in the amount of the Adjusted Enterprise Value.

         (c) If Nextel makes the election contemplated by Section 1.04(b), then Chadmoore will have the right to require that Nextel, concurrent with the Closing and in lieu of the cash to have been paid to Chadmoore pursuant to
Section 1.04(b), deliver to Chadmoore that number of Nextel Shares that equals the Adjusted Enterprise Value DIVIDED BY $10.00.

         (d) For purposes of this Agreement, the "NEXTEL CLOSING PRICE" per share of Nextel common stock shall be the average of the daily closing price per share for each of the twenty (20) consecutive Trading Days immediately prior to the Closing Date. If the Nextel Closing Price per share is determined during a period following the announcement by Nextel of (i) a dividend or distribution on Nextel Shares payable in Nextel Share or securities convertible into Nextel Shares or (ii) any subdivision, reverse stock split or comparable reclassification of Nextel Share, and prior to the expiration of the requisite twenty (20) Trading Day period after the dividend date for the ex-dividend or distribution, or the record date for the subdivision, reverse stock split or comparable reclassification, then in each such case, the Nextel Closing Price shall be properly adjusted to take into account ex-dividend trading. The closing price for each Trading Day shall be the last sale price, or, in case no sale takes place on such day, the average of the closing bid and ask prices, in either case, as reported by The Nasdaq National Market.

         4. Section 1.05(a) of the Agreement is hereby amended to delete the number $5,200,000 in the second line thereof and insert in its place the number $4,225,000.

         5. Schedule 1.05 of the Agreement is hereby amended to read in its entirety as set forth on Schedule 1.05 attached hereto.

         6. The last sentence of Section 1.06 of the Agreement is hereby amended to read in its entirety as follows:

    An amount equal to the Funding Adjustment shall be subtracted from $130,000,000 (as adjusted pursuant to Section 1.05) to determine the Adjusted Enterprise Value.

         7. New Sections 2.28, 2.29 and 2.30 are hereby added to the Agreement to read in their entirety as follows:

         SECTION 2.28 CAPITAL STOCK.

         (a) The entire authorized capital stock of Chadmoore consists solely of 100,000,000 shares of Chadmoore common stock, par value $0.001 per share ("CHADMOORE COMMON STOCK"), of which 45,700,172 shares are issued and 45,700,172 are outstanding as of the date of this Agreement, and 40,000,000 shares of preferred stock, par value $.001 per share, of which 10,119,614 shares of Series C Preferred Stock, par value $.001 per share ("CHADMOORE CLASS C PREFERRED STOCK") are issued or outstanding.

         (b) Except as set forth on SCHEDULE 2.28, none of the capital stock or other securities of Chadmoore is entitled or subject to preemptive rights.

         SECTION 2.29 WARRANTS AND OPTIONS. Chadmoore has set forth on SCHEDULE
2.29 all warrants, options, subscriptions and other convertible instruments or agreements pursuant to which Chadmoore was obligated as of the date hereof to issue, transfer, deliver or sell shares of Chadmoore Common Stock (including, the (i) exercise or purchase price, (ii) date of grant, (iii) amount of grant and (iv) holder of each such warrant, option, subscription, convertible instrument or agreement set forth thereon). Except as set forth on SCHEDULE 2.29, as of the date hereof, there were no commitments or obligations of Chadmoore, either firm or conditional, to issue, deliver or sell, whether under offers, stock option agreements, stock bonus agreements, stock purchase plans, incentive compensation plans, warrants, conversion rights or otherwise, any authorized but unissued shares, or treasury shares, of Chadmoore Common Stock or other securities of Chadmoore.

         SECTION 2.30 SECURITIES DELIVERY OBLIGATION. Except as set forth on
SCHEDULE 2.30, Chadmoore is not party to any warrant, option, subscription or other convertible instrument or agreement pursuant to which Nextel and its subsidiaries (including their respective affiliates), as a successor entity to Chadmoore or otherwise, would be obligated to deliver, issue, transfer or otherwise provide to any holder of any such instrument or agreement Nextel Shares, securities or assets.

         8. New Sections 4.15, 4.16, 4.17 and 4.18 are hereby added to the Agreement to read in their entirety as follows:

         SECTION 4.15 WARRANTS. Chadmoore and its Subsidiaries shall use their reasonable best efforts to amend any warrant, option, subscription or other convertible instrument or agreement to which they are a party (including, without limitation, those agreements and instruments set forth on SCHEDULE 2.30) such that Nextel and its subsidiaries (including their respective affiliates) will not be obligated, as a successor entity to Chadmoore or otherwise, to deliver, issue, transfer or otherwise provide to any holder of any such instrument or agreement any Nextel Shares, securities or assets.

         SECTION 4.16 RULE 145. It shall be a condition to the transfer of any Nextel Shares received by Chadmoore to any Person (other than its equity holders pro rata based on their respective interests) that such Person delivers to Nextel a written agreement substantially in the form attached hereto as ANNEX A.

         SECTION 4.17 BARCLAYS' INDEBTEDNESS. Chadmoore and its Subsidiaries shall use their reasonable best efforts to amend the Subordinated Credit Agreement, dated as of August 31, 2000, among Barclays Bank PLC ("BARCLAYS") and Chadmoore and its Subsidiaries (the "CREDIT AGREEMENT"), such that the maximum amount that Barclays is committed to fund under the Credit Agreement is reduced to an aggregate amount equal to $30,900,000.

         SECTION 4.18. BARCLAYS' LETTER OF CREDIT. In accordance with the letter, dated as of June 29, 2001, among Nextel, Chadmoore and GATX Capital Corporation ("GATX") relating to the issuance of a Letter of Credit, dated as of June 29, 2001, by Barclays in favor of GATX (the "LETTER OF CREDIT"), Chadmoore shall fulfill its obligations under the letter dated even date herewith from Chadmoore and GATX to Nextel.

         9. Subsection 7.03(c) of the Agreement is hereby amended to read in its entirety as follows:

               (c) The Purchase Price in either (i) the certificates representing the Nextel Shares, or (ii) cash in immediately available funds by bank wire transfer (each (i) and (ii) in accordance with Section 1.4 and as adjusted pursuant to Article 1);

         10. Section 8.02 is hereby amended to add the following clause immediately following Subsection 8.02(j):

               (k) Chadmoore shall have obtained amendments of any warrant, option, subscription or other convertible instrument or agreement to which Chadmoore and its Subsidiaries are a party (including, without limitation, those agreements and instruments set forth on SCHEDULE 2.30) such that Nextel and its subsidiaries (including their respective affiliates) will not be obligated, as a successor entity to Chadmoore or otherwise, to deliver, issue, transfer or otherwise provide to any holder of any such instrument or agreement any Nextel Shares, securities or assets.

         11. Subsection 9.01(c)(iv) of the Agreement is hereby deleted in its entirety.

         12. Subsection 9.01(d) of the Agreement is hereby amended to delete the date December 31, 2001 in the first line thereof and insert in its place the date March 31, 2002.

         13. Subsection 10.02(a) of the Agreement is hereby amended to delete the name Thomas J. Sidman in the fifth line thereof and insert in its place the name Leonard J. Kennedy.

         14. Except as stated herein, the Agreement remains in full force and effect without Amendment. References in the Agreement to the Agreement mean the Agreement and this Amendment.

         15. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

                                    * * * * *

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first above written.


                                          NEXTEL COMMUNICATIONS, INC


                                          By: /s/ MORGAN E. O'BRIEN
                                              ----------------------------------
                                              Title: Vice Chairman


                                          NEXTEL FINANCE COMPANY


                                          By: /s/ MORGAN E. O'BRIEN
                                              ----------------------------------
                                              Title: Vice Chairman


                                          CHADMOORE WIRELESS GROUP, INC.


                                          By: /s/ ROBERT W. MOORE
                                              ----------------------------------
                                              Title: President & Chief Executive
                                                     Officer

                                FOURTH AMENDMENT

                                     TO THE

                      AGREEMENT AND PLAN OF REORGANIZATION

         This is the Fourth Amendment, dated as of November 16, 2001, to the Agreement and Plan of Reorganization (this "AMENDMENT") by and among Nextel Communications, Inc., a Delaware corporation ("Nextel"), Nextel Finance Company, a Delaware corporation ("ACQUISITION SUB"), and Chadmoore Wireless Group, Inc., a Colorado corporation ("CHADMOORE").

         In consideration of the mutual covenants of this Amendment, Nextel, Acquisition Sub and Chadmoore agree as follows:

         1. Terms used in this Amendment, unless otherwise defined herein, are used as defined in the Agreement and Plan of Reorganization, dated as of August 21, 2000 and as amended August 31, 2000, February 20, 2001 and June 29, 2001, by and among Nextel, Acquisition Sub and Chadmoore (together, the "AGREEMENT").

         2. Section 8.02(j) of the Agreement is hereby amended to delete the number $80,000,000 in the second line thereof and insert in its place the number $65,000,000.

         3. Except as stated herein the Agreement remains in full force and effect without Amendment. References in the Agreement to the Agreement mean the Agreement as amended by this Amendment.

         4. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first above written.


                                          NEXTEL COMMUNICATIONS, INC


                                          By: /s/ LEONARD J. KENNEDY
                                              ----------------------------------
                                              Title: Senior Vice President and
                                                     General Counsel


                                          NEXTEL FINANCE COMPANY


                                          By: /s/ LEONARD J. KENNEDY
                                              ----------------------------------
                                              Title: Vice President


                                          CHADMOORE WIRELESS GROUP, INC.


                                          By: /s/ ROBERT W. MOORE
                                              ----------------------------------
                                              Title: President & Chief Executive
                                                     Officer